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Exhibit 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF
CONSOLIDATED CONTAINER COMPANY LLC
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Consolidated Container Company LLC (the "Company") on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen E. Macadam, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen E. Macadam Stephen E. Macadam President and Chief Executive Officer August 14, 2002

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  Exhibit 99.1
STATEMENT OF CHIEF EXECUTIVE OFFICER OF CONSOLIDATED CONTAINER COMPANY LLC PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002